SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 18, 1998




                             SMITHFIELD FOODS, INC.

             (Exact name of registrant as specified in its charter)


    VIRGINIA                 0-2258               52-0845861
(State or other           (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


         200 COMMERCE STREET
         SMITHFIELD, VIRGINIA                          23430
 (Address of principal executive                     (Zip Code)
             offices)


Registrant's telephone number, including area code (757) 365-3000

ITEM 5.  OTHER EVENTS

      Smithfield Foods, Inc. (the "Registrant") announced on November 18, 1998, that all of the terms and conditions of its offer for Schneider Corporation ("Schneider") have been satisfied and that its wholly-owned subsidiary, Smithfield Canada Limited ("Smithfield Canada"), will take up and pay for any and all Schneider Common Shares and Class A Non-Voting Shares deposited under the offer.

      At 5:00 p.m. (Toronto time) on November 18, 1998 Schneider shareholders (including members of the Schneider Family) had deposited approximately 688,974 Common Shares and 3,612,818 Class A Non-Voting Shares in acceptance of Smithfield Canada's offer, representing approximately 93% of the outstanding Common Shares and 54% of the outstanding Class A Non-Voting Shares.

      Smithfield Canada has extended the time during which its offer is open for acceptance (by any Schneider shareholder who had not tendered to the offer by November 18, 1998) to 5:00 p.m. (local time at place of deposit) on December 1, 1998.

      A copy of a news release issued by the Registrant on November 18, 1998, is filed herewith as Exhibit 99.

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 SMITHFIELD FOODS, INC.



                           By:   /s/ Aaron D. Trub
                                  Aaron D. Trub
                                 Vice President, Chief Financial
                                         Officer and Secretary





Dated:   November 20, 1998